QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

Consent of Independent Auditor

        We consent to the incorporation by reference in the registration statement on Form S-8 (File No. 333-192912) of AMC Entertainment Holdings, Inc. of our report dated February 21, 2014, on our audits of the consolidated financial statements of Digital Cinema Implementation Partners, LLC and Subsidiaries as of December 31, 2013 and 2012 and for each of the years in the three-year period ended December 31, 2013, which report is included in the Form 10-K of AMC Entertainment Holdings, Inc. for the year ended December 31, 2013.

/s/ CohnReznick LLP
March 3, 2014
Roseland, New Jersey

QuickLinks

  Exhibit 23.3
Consent of Independent Auditor